Exhibit 1.1

Execution Version

AT&T INC.

€3,250,000,000

€1,000,000,000 3.550% Global Notes due 2025

€1,000,000,000 3.950% Global Notes due 2031

€1,250,000,000 4.300% Global Notes due 2034

UNDERWRITING AGREEMENT

May 11, 2023

To the Representative(s) named in

Schedule I hereto of the

Underwriters named in Schedule II

hereto

Ladies and Gentlemen:

AT&T Inc., a Delaware corporation (the “Company”), may issue and sell from time to time series of its senior debt securities registered under the registration statement referred to in Paragraph 1(a) hereof (“Securities” and, individually, “Security”). The Securities will be issued under an Indenture, dated as of May 15, 2013 (the “Indenture”), from the Company to The Bank of New York Mellon Trust Company, N.A., as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions and selling prices, with all such terms for any particular series being determined at the time of sale. The Company proposes to sell to the underwriters named in Schedule II hereto (“Underwriters”), for whom you are acting as representative(s) (“Representative”), the series of Securities of the designation, with the terms and in the aggregate principal amount specified in Schedule I hereto (“Underwritten Securities” and, individually, “Underwritten Security”).

1. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) A registration statement on Form S-3 with respect to the Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (“Securities Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (“Commission”) thereunder and has become effective. As used in this Agreement:

(i) “Registration Statement” as of any time means the Registration Statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any information in a prospectus, preliminary prospectus supplement (where applicable) or prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Underwritten Securities, which time shall be considered the “effective date” of the Registration Statement relating to the Underwritten Securities. For purposes of this definition, information contained in a form of prospectus, preliminary prospectus supplement (where applicable) or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

(ii) “Preliminary Prospectus,” when used, means any preliminary prospectus (including any preliminary prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act.

(iii) “Statutory Prospectus” as of any time means the prospectus relating to the Underwritten Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any basic prospectus or prospectus supplement deemed to be a part thereof pursuant to Rule 430B that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b).

(iv) “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Underwritten Securities and otherwise satisfies Section 10(a) of the Securities Act.

(v) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Underwritten Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to this Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

(vi) “Applicable Time” means the time and date identified as such in Schedule I of this Agreement.

(b) The Registration Statement and the Prospectus contain, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will contain at all times during the period specified in Paragraph 12(c) hereof, all statements which are required by the Securities Act, the Securities Exchange Act of 1934, as amended (“Exchange Act”), the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”), and the rules and regulations of the Commission under such Acts; the Indenture, including any amendments and supplements thereto, pursuant to which the Underwritten Securities will be issued will conform with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder, and the Registration Statement, any Preliminary

Prospectus (where applicable) and the Prospectus do not, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will not at any time during the period specified in Paragraph 12(c) hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading except that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement, any Preliminary Prospectus (where applicable) or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, or as to any statements in or omissions from the Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act.

(c) (i) (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Underwritten Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii) The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Underwritten Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Underwritten Securities, in a form satisfactory to the Representative. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Underwritten Securities, in a form satisfactory to the Representative, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Underwritten Securities to continue as contemplated in the expired registration statement relating to the Underwritten Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(iii) The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Underwritten Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Underwritten Securities, in a form satisfactory to the Representative, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representative of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Underwritten Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include, or refer to, as applicable, such new registration statement or post-effective amendment, as the case may be.

(iv) The Company has paid or shall pay the required Commission filing fees relating to the Underwritten Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Underwritten Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(e) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus, the Preliminary Prospectus (where applicable) and the additional information, if any, identified in Schedule I to this Agreement, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading except that the Company makes no representation or warranty as to information contained in or omitted from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company through the Representative by or on behalf of any Underwriter specifically for use therein.

(f) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Underwritten Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) The Company is not in violation of its corporate charter or bylaws or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company; the execution, delivery and performance of this Agreement and any Delayed Delivery Contracts (as defined in Paragraph 3 hereof) and compliance by the Company with the provisions of the Underwritten Securities and the Indenture will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its material subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, or result in a violation of the corporate charter or bylaws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company; and except as required by the Securities Act, the Trust Indenture Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement, the Delayed Delivery Contracts, if any, and the Indenture. The Commission has not issued any order preventing or suspending the use of any part of the Registration Statement, any Preliminary Prospectus (where applicable) or the Prospectus.

(h) Except as described in or contemplated by the General Disclosure Package, there shall have not occurred any changes or any development involving a prospective change, or affecting particularly the business or properties of the Company or its subsidiaries which materially impairs the investment quality of the Underwritten Securities since the dates as of which information is given in the General Disclosure Package.

(i) On the Delivery Date (as defined in Paragraph 11 hereof) (i) the Indenture will have been duly authorized, executed and delivered by the Company and will constitute the legally binding obligation of the Company, enforceable in accordance with its terms, (ii) the Underwritten Securities will have been duly authorized and, upon payment therefor as provided in this Agreement, will constitute legally binding obligations of the Company entitled to the benefits of the Indenture, and (iii) the Underwritten Securities and the Indenture will conform to the descriptions thereof contained in the Prospectus.

(j) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(k) Except as described in the General Disclosure Package, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which is reasonably expected to result in any material adverse change in the financial condition, results of operations, business or prospects of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the General Disclosure Package.

(l) The financial statements filed as part of the Registration Statement and the General Disclosure Package present, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will present at all times during the period specified in Paragraph 12(c) hereof, fairly, the consolidated financial condition and results of operations of the Company and its subsidiaries, at the dates and for the periods indicated, and have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Paragraph 12(c) hereof, prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as described in the notes thereto).

(m) The documents incorporated by reference into any Statutory Prospectus, the General Disclosure Package or the Prospectus have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be, at all times during the period specified in Paragraph 12(c) hereof, prepared by the Company in conformity with the applicable requirements of the Securities Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder and such documents have been, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Paragraph 12(c) hereof, timely filed as required thereby; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement.

(n) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations, or which were required to be filed as exhibits to any document incorporated by reference in the any preliminary prospectus (where applicable) or the Prospectus by the Exchange Act or the rules and regulations of the Commission thereunder, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act as required.

2. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the purchase price and on the other terms set forth in Schedule I hereto, the principal amount of the Underwritten Securities set forth opposite its name in Schedule II hereto. The Underwriters shall reimburse the Company in the aggregate for up to U.S.$1,500,000 of the Company’s expenses, each Underwriter to be responsible for a portion of such expense reimbursement in proportion to the Securities to be purchased by such Underwriter under this Paragraph 2.

3. Any offer to purchase Underwritten Securities by institutional investors solicited by the Underwriters for delayed delivery shall be made pursuant to contracts substantially in the form of Exhibit A attached hereto, with such changes therein as the Company and the Representative may approve (“Delayed Delivery Contracts”). The Company shall have the right, in its sole discretion, to approve or disapprove each such institutional investor. Underwritten Securities which are subject to Delayed Delivery Contracts are herein sometimes called “Delayed Delivery Underwritten Securities” and Underwritten Securities which are not subject to Delayed Delivery Contracts are herein sometimes called “Immediate Delivery Underwritten Securities”.

Contemporaneously with the purchase on the Delivery Date by the Underwriters of the Immediate Delivery Underwritten Securities pursuant to this Agreement, the Company will pay to the Representative, for the account of the Underwriters, the compensation specified in Schedule I hereto for arranging the sale of Delayed Delivery Underwritten Securities. The Underwriters shall have no responsibility with respect to the validity or performance of any Delayed Delivery Contracts.

For the purpose of determining the principal amount of Immediate Delivery Underwritten Securities to be purchased by each Underwriter, there shall be deducted from the principal amount of Underwritten Securities to be purchased by such Underwriter as set forth in Schedule II hereto that portion of the aggregate principal amount of Delayed Delivery Underwritten Securities that the principal amount of Underwritten Securities to be purchased by such Underwriter as set forth in Schedule II hereto bears to the aggregate principal amount of Underwritten Securities set forth therein to be purchased by all of the Underwriters (in each case as adjusted by the Representative to avoid fractions of the minimum principal amount in which the Underwritten Securities may be issued), except to the extent that the Representative determines, in its discretion, that such deduction shall be otherwise than in such proportion and so advises the Company.

4. Deutsche Bank AG, London Branch, or such other Underwriter as the Underwriters may agree to settle the Underwritten Securities (the “Settlement Lead Manager”) acknowledges that the Underwritten Securities represented by one or more global notes will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Lead Manager the terms of which include a third-party beneficiary clause (stipulation pour autrui) with the Company as the third-party beneficiary and provide that such Underwritten Securities are to be delivered to others only against payment of the net subscription monies for the Underwritten Securities (i.e. less the commissions and expenses to be deducted from the subscription monies) into the Commissionaire Account on a delivery against payment basis. The Settlement Lead Manager acknowledges that (i) the Underwritten Securities represented by the Global Security shall be held to the order of the Company as set out above and (ii) the net subscription monies for the Underwritten Securities received in the Commissionaire Account (i.e. less the commissions and expenses deducted from the subscription monies) will be held on behalf of the Company until such time as they are transferred to the Company’s order. The Settlement Lead Manager undertakes that the net subscription monies for the Underwritten Securities (i.e. less the commissions and expenses deducted from the subscription monies) will be transferred to the Company’s order promptly following receipt of such monies in the Commissionaire Account. The Company acknowledges and accepts the benefit of the third-party beneficiary clause (stipulation pour autrui) pursuant to the Belgian or Luxembourg Civil Code, as applicable, in respect of the Commissionaire Account.

5. EEA Contractual Recognition of Bail-In. Notwithstanding and to the exclusion of any other terms of this Agreement or any other agreements, arrangements, or understandings among any of the parties hereto, each of the parties acknowledges, accepts and agrees that any BRRD Liability of a BRRD Party hereto arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to it under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the BRRD Party or another person, and the issue to or conferral on it of such shares, securities or obligations; (iii) the cancellation of the BRRD Liability; or (iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For purposes of this Paragraph 5,

“Bail-in Legislation” means in relation to any member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-Down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write-Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“BRRD Party” means any party hereto that is subject to Bail-in Powers.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to any BRRD Party.

6. UK Contractual Recognition of Bail-In. Notwithstanding and to the exclusion of any other terms of this Agreement or any other agreements, arrangements, or understandings among any of the parties hereto, each of the parties acknowledges, accepts and agrees that any UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority in relation to any UK Bail-in Liability of any UK Bail-In Party to it under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the UK Bail-In Party or another person, and the issue to or conferral on it of such shares, securities or obligations; (iii) the cancellation of the UK Bail-in Liability; or (iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the Relevant UK Resolution Authority.

For purposes of this Paragraph 6,

“UK Bail-in Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Party” means any party hereto that is subject to UK Bail-in Powers.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

“Relevant UK Resolution Authority” means the resolution authority with the ability to exercise any UK Bail-in Powers in relation to any UK Bail-in Party.

7. Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(a) Deutsche Bank AG, London Branch (a “Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Underwritten Securities and the related information set out in the prospectus supplement, the accompanying prospectus and any announcements in connection with the Underwritten Securities; and

(b) each of the Underwriters that are not a Manufacturer and the Company notes the application of the Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Underwritten Securities by each Manufacturer and the related information set out in the prospectus supplement, and the accompanying prospectus and any announcements in connection with the Underwritten Securities.

8. Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(a) each of Credit Suisse International, Deutsche Bank AG, London Branch and MUFG Securities EMEA plc (each, a “UK Manufacturer” and together, the “UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Underwritten Securities and the related information set out in the prospectus supplement, the accompanying prospectus and any announcements in connection with the Underwritten Securities; and

(b) each of the Underwriters that are not a UK Manufacturer and the Company notes the application of the UK MiFIR Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Underwritten Securities by each UK Manufacturer and the related information set out in the prospectus supplement, the accompanying prospectus and any announcements in connection with the Underwritten Securities.

9. The Company shall not be obligated to deliver any Underwritten Securities except upon payment for all Immediate Delivery Underwritten Securities to be purchased pursuant to this Agreement as hereinafter provided.

10. If any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Immediate Delivery Underwritten Securities which the defaulting Underwriter agreed but failed to purchase in the respective proportions which the principal amount of Underwritten Securities set forth in Schedule II hereto to be purchased by each remaining non-defaulting Underwriter set forth therein bears to the aggregate principal amount of Underwritten Securities set forth therein to be purchased by all the remaining non-defaulting Underwriters; provided that the remaining non-defaulting Underwriters shall not be obligated to purchase any Immediate Delivery Underwritten Securities if the aggregate principal amount of Immediate Delivery Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 9.09% of the total principal amount of Underwritten Securities, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of Underwritten Securities set forth in Schedule II hereto to be purchased by it. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Immediate Delivery Underwritten Securities. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the Immediate Delivery Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, or the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Paragraph 12(h) hereof.

Nothing contained in this Paragraph 10 shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Immediate Delivery Underwritten Securities of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of the Company or the Representative may be necessary in the Registration Statement, the General Disclosure Package, the Prospectus or in any other document or arrangement.

11. Delivery of and payment for the Immediate Delivery Underwritten Securities shall be made at such address, date and time as may be specified in Schedule I hereto. This date and time are sometimes referred to as the “Delivery Date.” On the Delivery Date, the Company shall deliver the Immediate Delivery Underwritten Securities to the Representative for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by certified or official bank check or checks or wire transfer payable in (same day) funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Immediate Delivery Underwritten Securities shall be in such form or forms and in such denominations as may be set forth in Schedule I. Immediate Delivery Underwritten Securities in registered form shall be in such authorized denominations and registered in such names as the Representative shall request in writing not less than two full business days prior to the Delivery Date. For the purpose of expediting the checking and packaging of the Immediate Delivery Underwritten Securities, the Company shall make the Immediate Delivery Underwritten Securities available for inspection by the Representative in New York, New York not later than 2:00 P.M., local time, on the business day prior to the Delivery Date.

12. The Company agrees with the several Underwriters that:

(a) The Company will furnish promptly to the Representative and to counsel for the Underwriters signed copies of the Registration Statement as originally filed and each amendment and supplement thereto filed prior to the date hereof and relating to or covering the Underwritten Securities, and a copy of the Prospectus filed with the Commission, including all documents incorporated therein by reference and all consents and exhibits filed therewith;

(b) The Company will deliver promptly to the Representative such reasonable number of the following documents as the Representative may request: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture and this Agreement), (ii) the Prospectus, (iii) any Issuer Free Writing Prospectus and (iv) any documents incorporated by reference in the Prospectus or any Issuer Free Writing Prospectus;

(c) During any period when a prospectus relating to the Underwritten Securities is (or, but for the exemption in Rule 172, would be) required by law to be delivered, the Company will not file any amendment of the Registration Statement nor will the Company file any amendment or supplement to the Prospectus (except for (i) an amendment or supplement consisting solely of the filing of a document under the Exchange Act or (ii) a supplement relating to an offering of securities other than the Underwritten Securities), unless the Company has furnished the Representative with a copy of such proposed amendment or supplement for its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects. Subject to the foregoing sentence, the Company will cause each Statutory Prospectus (including the Prospectus), each Preliminary Prospectus (where applicable) and any amendment or supplement thereto to be filed with the Commission as required pursuant to Rule 424 under the Securities Act not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Company will promptly advise the Representative (i) when each Statutory Prospectus, each Preliminary Prospectus (where applicable) or any amendment or supplement thereto shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (ii) when any amendment of the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to any Statutory Prospectus, Preliminary Prospectus (where applicable) or Issuer Free Writing Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or under Section 8A of the Securities Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will promptly (upon filing thereof) furnish the Representative a copy of any amendment or supplement to any Statutory Prospectus, Issuer Free Writing Prospectus or Registration Statement not furnished to the Representative for prior review pursuant to exception (i) or (ii) of the first sentence of this subsection (c). The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof;

(d) If, at any time when a prospectus relating to the Underwritten Securities is (or, but for the exemption in Rule 172, would be) required to be delivered under the Securities Act, any event occurs as a result of which the Registration Statement, as then amended, or the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to amend or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify the Representative of the happening of such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (c) of this Paragraph 12, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and (iii) will supply any such amended or supplemented Prospectus to the Representative in such quantities as the Representative may reasonably request;

(e) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

(f) During a period of five years after the date hereof, the Company will furnish to the Representative copies of all reports and financial statements furnished by the Company to each securities exchange on which securities issued by the Company may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder; provided, however, that the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are available through the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system;

(g) The Company will endeavor to qualify the Underwritten Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Underwritten Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject;

(h) The Company will pay the costs incident to the authorization, issuance and delivery of the Underwritten Securities and any taxes payable in that connection; the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments, supplements and exhibits thereto; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Statutory Prospectus, any Preliminary Prospectus (where applicable), the Prospectus and any documents incorporated by reference in any of the foregoing documents; the costs incident to the preparation, printing and distribution of each Issuer Free

Writing Prospectus to investors or prospective investors; the costs of producing this Agreement, the Delayed Delivery Contracts, if any, and the Indenture; fees paid to rating agencies in connection with the rating of the Securities, including the Underwritten Securities; the fees and expenses of qualifying the Underwritten Securities under the securities laws of the several jurisdictions as provided in this Paragraph and of preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Securities, including the Underwritten Securities, as an investment (including fees of counsel to the Underwriters); and all other costs and expenses incident to the performance of the Company’s obligations under this Agreement; provided that, except as provided in this Paragraph and in Paragraph 16 hereof, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Underwritten Securities which they may sell and the expenses of advertising any offering of the Underwritten Securities made by the Underwriters;

(i) Until the termination of the offering of the Underwritten Securities, the Company will timely file all documents, and any amendments to previously filed documents, required to be filed by the Company pursuant to Sections 16(a), 16(c), 17 and 18(d) of the Exchange Act;

(j) During the period beginning on the date hereof and continuing to the Delivery Date, the Company will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or any guarantees or support obligations of debt securities of others, in any case with maturities longer than one year, other than Underwritten Securities to the Underwriters and as otherwise disclosed in the Prospectus; provided, however, that this Paragraph 12(j) shall apply only to euro-denominated debt securities of the Company;

(k) The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Underwritten Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company has complied and will comply with Rule 433; and

(l) The Company has prepared a final term sheet, which is attached hereto as Schedule IV, relating to the Underwritten Securities, containing only information that describes the final terms of the Underwritten Securities and otherwise in a form consented to by the Representative, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Underwritten Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus only in the form of one or more term sheets relating to the Underwritten Securities and containing customary information, it being understood that any such free writing prospectus referred to above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

13. (a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which that Underwriter or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, any Preliminary Prospectus (where applicable) the Prospectus or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and such controlling person for any legal and other expenses reasonably incurred by that Underwriter or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred (but no more frequently than annually); provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement at any time, any Statutory Prospectus at any time, any Preliminary Prospectus (where applicable), the Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use therein. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or controlling person.

(b) Each Underwriter shall indemnify and hold harmless the Company, each of their directors, each of their officers who signed the Registration Statement and any person who controls the Company within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, any Preliminary Prospectus (where applicable) the Prospectus or any Issuer Free Writing Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company through the Representative by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company for any legal and other expenses reasonably incurred by the Company or any such director, officer or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred (but no more frequently than annually). The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any of its directors, officers or controlling persons.

(c) Promptly after receipt by an indemnified party under this Paragraph 13 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Paragraph 13, notify the indemnifying party in writing of the claim or the commencement of that action, provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under Paragraph 13(a) or 13(b). If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Paragraph 13 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party shall not elect to assume the defense of such action, such indemnifying party will reimburse such indemnified party for the reasonable fees and expenses of any counsel retained by them. In the event that the parties to any such action (including impleaded parties) include both the Company and one or more Underwriters and either (i) the indemnifying party or parties and indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct or in the opinion of such counsel due to actual or potential differing interests between them, then the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and will reimburse such indemnified party for the reasonable fees and expenses of any counsel retained by them and satisfactory to the indemnifying party, it being understood that the indemnifying party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified parties, which firm shall be designated in writing by the Representative in the case of an action in which one or more Underwriters or controlling persons are indemnified parties and by the Company in the case of an action in which the Company or any of its directors, officers or controlling persons are indemnified parties. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement.

(d) If the indemnification provided for in this Paragraph 13 shall for any reason be unavailable to an indemnified party under Paragraph 13(a) or 13(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities. If, however, this allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities and the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Underwritten Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Paragraph 13(d) shall be deemed to include, for purposes of this Paragraph 13(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Paragraph 13(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 14(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Paragraph 13(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The agreements contained in this Paragraph 13 and the representations, warranties and agreements of the Company in Paragraph 1 and Paragraph 12 hereof shall survive the delivery of the Underwritten Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

14. The obligations of the Underwriters under this Agreement may be terminated by the Representative, in its absolute discretion, by notice given to and received by the Company prior to the delivery of and payment for the Immediate Delivery Underwritten Securities, if, on or after the Applicable Time, (a) trading in securities generally on the New York Stock Exchange, Inc. is suspended or materially limited, or (b) a banking moratorium is declared by either Federal or New York State authorities, or (c) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis or the declaration by the United States of war or a national emergency the effect of which on the financial markets of the United States is material and adverse and is such as to make it, in the reasonable judgment of the

Representative, impracticable or inadvisable to market such Underwritten Securities on the terms and in the manner contemplated by the General Disclosure Package, or (d) the Company shall have received notice that any rating of any of the Company’s unsecured senior debt securities, guarantees or support obligations shall have been lowered by any nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) or any such organization has publicly announced that it has under surveillance or review, with possible negative implications, the ratings of any of the Company’s unsecured senior debt securities, guarantees or support obligations, or (e) there shall have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the Representative’s reasonable judgment, materially impairs the investment quality of the Underwritten Securities.

15. The respective obligations of the Underwriters under this Agreement with respect to the Underwritten Securities are subject to the accuracy, on the date hereof and on the Delivery Date, of the representations and warranties of the Company contained herein, to performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions applicable to the Underwritten Securities:

(a) At or before the Delivery Date, no stop order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in any Preliminary Prospectus (where applicable), the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission and no challenge shall have been made by the Commission or its staff as to the accuracy or adequacy of any document incorporated by reference in any Preliminary Prospectus (where applicable), the Prospectus or any Issuer Free Writing Prospectus; any request of the Commission for inclusion of additional information in the Registration Statement or any Statutory Prospectus or otherwise shall have been complied with; and after the date hereof the Company shall not have filed with the Commission any amendment or supplement to the Registration Statement, any Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus (or, in each case, any document incorporated by reference therein) that shall have been disapproved by the Representative.

(b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement, the General Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus contains an untrue statement of a fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Underwritten Securities and the Indenture and the form of the Registration Statement, the Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to Sullivan & Cromwell LLP, counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Any of the (x) Senior Executive Vice President and General Counsel, (y) Senior Vice President, Deputy General Counsel and Secretary or (z) Assistant Vice President – Senior Legal Counsel and Assistant Secretary to the Company shall have furnished to the Representative his or her opinion addressed to the Underwriters and dated the Delivery Date, as counsel, to the effect that:

(i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; each material subsidiary of the Company has been duly incorporated and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized; and each of the Company and its material subsidiaries has full corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

(ii) the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity);

(iii) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority, body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the General Disclosure Package, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or the General Disclosure Package, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated by reference in the General Disclosure Package describing any legal proceedings or material contracts or agreements relating to the Company or any of its subsidiaries fairly summarize such matters; the Underwritten Securities, the Indenture and any Delayed Delivery Contracts conform to the descriptions thereof contained under the following (or comparable) captions of the Prospectus: “Description of Debt Securities We May Offer” and “Plan of Distribution”;

(iv) the Immediate Delivery Underwritten Securities have been duly authorized and executed, and, when authenticated by the Trustee and delivered by the Company to the Underwriters against payment therefor in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and will be enforceable against the Company in accordance with their terms;

(v) the Delayed Delivery Underwritten Securities, if any, have been duly authorized and, when executed, authenticated, issued and delivered to, and paid for by, the respective purchasers thereof in accordance with the Indenture and the related Delayed Delivery Contracts, will be valid and legally binding obligations of the Company entitled to the benefits of the Indenture;

(vi) the Registration Statement and any amendments thereto have become effective under the Securities Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein and the Statement of Eligibility and Qualification of the Trustee on Form T-1 as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act and the respective rules and regulations thereunder;

(vii) such counsel has no reason to believe that the Registration Statement, or any amendment thereof, at the effective date established by the Prospectus pursuant to Rule 430B(f), at the date of this Agreement or at the Delivery Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; such counsel has no reason to believe that the documents specified in a schedule to such counsel’s letter, consisting of those included in the General Disclosure Package, as of the Applicable Time or at the Delivery Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel has no reason to believe that the Prospectus, at the date of this Agreement or at the Delivery Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein and the Statement of Eligibility and Qualification of the Trustee on Form T-1);

(viii) this Agreement and the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company;

(ix) no order, consent, approval, authorization, registration or qualification of or with any governmental agency or body having jurisdiction over the Company or any of its properties is required under the Included Laws for the issue and sale of the Underwritten Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the sale and distribution of the Underwritten Securities. The term “Included Laws” means: (i) the laws of the State of New York, (ii) the Delaware General Corporation Law, and (iii) the Federal securities laws of the United States of America that are, in counsel’s experience, normally applicable to transactions of the type contemplated in this Agreement. The term “Included

Laws” excludes (a) laws of any counties, cities, towns, municipalities and special political subdivisions and agencies thereof; (b) state securities laws or Blue Sky laws; (c) the laws that apply to the Underwriters because of their legal or regulatory status, including the rules and regulations of the Financial Industry Regulatory Authority Inc.; and (d) laws relating to land use, zoning and building code issues, taxes, environmental issues, intellectual property issues and antitrust issues; and

(x) neither the execution and delivery of the Indenture, this Agreement or any Delayed Delivery Contracts, the issue and sale of the Underwritten Securities, nor the consummation of any other of the transactions herein or therein contemplated nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under, the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its material subsidiaries is a party or by which the Company, any such subsidiary or any of their assets is bound, or any order or regulation governed by Included Laws known to such counsel to be applicable to the Company or any such subsidiary of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any such subsidiary.

In rendering such opinion, such counsel may rely, as to the execution of the Indenture by the Trustee, upon a certificate of the Trustee setting forth the facts as to such execution.

In rendering such opinion, such counsel may also rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware, upon the opinion of other counsel of good standing believed to be reliable, provided that such counsel states in such opinion that such counsel and the Representative are justified in relying upon the opinion of such other counsel, and (B) as to matters or fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

In rendering such opinion with respect to clause (ix) above, insofar as it relates to regulatory authorities in the states in which the Company or any material subsidiary operates, such counsel may rely on the opinions of local counsel satisfactory to such counsel.

(e) The Representative shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Delivery Date, with respect to the issuance and sale of the Underwritten Securities, the Indenture, the Registration Statement, the General Disclosure Package, the Prospectus and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Company shall have furnished to the Representative a certificate signed by its Chairman of the Board, its President, a Senior Vice President, its Treasurer or an Assistant Treasurer stating that after reasonable investigation and to the best of their knowledge:

(i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Delivery Date with the same effect as if made on the Delivery Date; the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Underwriters to purchase the Underwritten Securities hereunder; and the conditions set forth in Paragraphs 15(a) and 15(h) have been fulfilled;

(ii) as of the Applicable Time and as of the Delivery Date, the Registration Statement and the General Disclosure Package did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(iii) except as may have been publicly disclosed prior to the date of this Agreement, since the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package.

(g) (i) The Company shall have furnished to the Representative letters of Ernst & Young LLP, addressed to the Board of Directors of the Company and the Underwriters and dated the date of this Agreement and the Delivery Date, respectively, of the type described in the American Institute of Certified Public Accountants’ AU Section 6101 (“AU 6101”) with respect to the Company and (ii) the Representative shall have received a letter, dated the Delivery Date and addressed to the Representative, of any other independent auditor whose report is included or incorporated by reference in the Registration Statement of the type described in AU 6101, and in each of (i) and (ii), covering such financial statement items as counsel for the Underwriters may reasonably have requested.

(h) No order, consent, approval, authorization, registration or qualification of or with any governmental agency or body having jurisdiction over the Company or any of its properties is required for the issue and sale of the Underwritten Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to the Delivery Date, obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Underwritten Securities by the Underwriters.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to the Representative.

16. If the Company shall fail to tender the Immediate Delivery Underwritten Securities for delivery to the Underwriters for any reason permitted under this Agreement, or if the Underwriters shall decline to purchase the Immediate Delivery Underwritten Securities for any reason permitted under this Agreement (other than pursuant to Paragraph 10 or Paragraphs 14(a)-(d) hereof), the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of Immediate Delivery Underwritten Securities and the solicitation of any purchases of the Delayed Delivery Underwritten Securities, and upon demand the Company shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Paragraph 10 hereof by reason of the default of one or more Underwriters or pursuant to Paragraphs 14(a)-(d) hereof, the Company shall not be obligated to reimburse any Underwriter on account of those expenses.

17. The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below. For purposes of the Agreement Among Managers, “Managers” means the Underwriters, “Lead Manager” means the Representatives, “Settlement Lead Manager” means Deutsche Bank AG, London Branch, “Stabilizing Manager” means Deutsche Bank AG, London Branch and “Subscription Agreement” means the Underwriting Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Paragraph 9 of the Underwriting Agreement.

18. The Company shall be entitled to act and rely upon any request, consent, notice or agreement by, or on behalf of, the Representative. Any notice by the Company to the Underwriters shall be sufficient if given in writing or by facsimile transmission confirmed promptly in writing addressed to the Representative at its address set forth in Schedule I hereto, and any notice by the Underwriters to the Company shall be sufficient if given in writing or by facsimile transmission confirmed promptly in writing addressed to the Company at AT&T Inc., 208 S. Akard Street, 18th Floor, Dallas, Texas 75202, Telecopy Number: (214) 653-2578, email: gg5478@att.com, Attention of the Senior Vice President and Treasurer with a copy to the Assistant Vice President – Senior Legal Counsel, Securities, AT&T Legal Department, 208 S. Akard Street, Room 2908, Dallas, Texas 75202, email: lr0657@att.com.

19. This Agreement shall be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Paragraph 13 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Paragraph 19, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement and any interest and obligation in or under this Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and any such interests and obligation were covered by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Agreement

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

(ii) “Covered Entity” means any of the following:

(A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

(iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

21. For purposes of this Agreement, “business day” means any day on which the New York Stock Exchange, Inc. is open for trading.

22. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

24. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF NEW YORK.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement shall represent a binding agreement between the Company and the several Underwriters.

[Signature Page Follows]

Very truly yours,

AT&T INC.

By:	/s/ George B. Goeke
Name: George B. Goeke
Title: Senior Vice President and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written. CREDIT SUISSE INTERNATIONAL

By:	/s/ David Anthony
Name: David Anthony
Title: Authorized Signatory

By:	/s/ Anthony Stringer
Name: Anthony Stringer
Title: Director

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Shamit Saha
Name: Shamit Saha
Title: Director

By:	/s/ Jonathan Krissel
Name: Jonathan Krissel
Title: Managing Director

MUFG SECURITIES EMEA PLC

By:	/s/ Abena Yeboah
Name: Abena Yeboah
Title: Authorized Signatory

Each for itself and as Representative of the

several Underwriters named in Schedule II

to the foregoing Agreement.

Execution Version

SCHEDULE I

Underwriting Agreement, dated May 11, 2023 (the “Agreement”)

Registration Statement No. 333-263192

Applicable Time: 7:16 pm (U.K. time) on the date of the Agreement

Additional information comprising the General Disclosure Package as defined in Paragraph 1(e):

The final term sheet is attached as Schedule IV.

Representatives and Addresses:

Credit Suisse International

One Cabot Square

London E14 4QJ

United Kingdom

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AJ

Underwritten Securities:

(a) 3.550% Global Notes due 2025

Designation:	€1,000,000,000 3.550% Global Notes due 2025 (the “2025 Notes”)

Principal Amount:	€1,000,000,000

Date of Maturity:	November 18, 2025, at par.

Interest Rate:	3.550% per annum.

Interest Payment Date:	Annually on November 18, commencing on November 18, 2023.

Purchase Price:	99.738%

Price to Public:	99.888%

-Schedule I-1-

Underwriting Discount:	0.150%

Reoffer Yield:	3.604%

Redemption Provisions:

The 2025 Notes may be redeemed at any time prior to October 18, 2025, as a whole or in part, at AT&T’s option, at any time and from time to time on at least 5 days’, but not more than 40 days’, prior notice sent to the registered address of each holder of the 2025 Notes to be redeemed. The redemption price will be equal to the greater of (i) 100% of the principal amount of the 2025 Notes to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the sum of the Treasury Rate (as defined below) plus 20 basis points. The 2025 Notes may be redeemed at any time on or after October 18, 2025, as a whole or in part, at AT&T’s option, at any time and from time to time on at least 5 days’, but not more than 40 days’, prior notice sent to the registered address of each holder of the 2025 Notes at a redemption price equal to 100% of the principal amount of the 2025 Notes to be redeemed. AT&T shall calculate the redemption price. In each case, accrued but unpaid interest will be payable to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date for the 2025 Notes, the price, expressed as a percentage, at which the gross redemption yield on the 2025 Notes, if they were to be purchased at such price on the third dealing day prior to the date fixed for redemption, would be equal to the gross redemption yield on such dealing day of the Reference Bond on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such dealing day as determined by the Company or an investment bank appointed by the Company.

“Reference Bond” means, in relation to any Treasury Rate calculation, a German government bond whose maturity is closest to the maturity of the 2025 Notes, or if the Company or an investment bank appointed by the Company in its discretion considers that such similar bond is not in issue, such other German government bond as the Company or an investment bank appointed by the Company may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company or an investment bank appointed by the Company, determine to be appropriate for determining the Treasury Rate.

-Schedule I-2-

“Remaining Scheduled Payments” means, with respect to each 2025 Note to be redeemed, the remaining scheduled payments of principal of and interest on such 2025 Note that, but for the redemption, would be due after the related redemption date through to the applicable Par Call Date, assuming the applicable series of 2025 Notes matured on the Par Call Date (not including any portion of payments of interest accrued as of the redemption date). If such redemption date is not an interest payment date with respect to such 2025 Note, the amount of the next succeeding scheduled interest payment on such 2025 Note will be reduced by the amount of interest accrued on such 2025 Note to such redemption date.

On and after the redemption date, interest will cease to accrue on the 2025 Notes or any portion of the 2025 Notes called for redemption, unless the Company defaults in the payment of the redemption price and accrued but unpaid interest. On or before the redemption date, the Company will deposit with a paying agent or the Trustee money sufficient to pay the redemption price of and accrued interest on the 2025 Notes to be redeemed on such date. If less than all of the 2025 Notes are to be redeemed, the 2025 Notes to be redeemed shall be selected by the Trustee by lot or pursuant to applicable depositary procedures.

Form/Clearing Systems:	The 2025 Notes will be issued only in registered, book-entry form. There will be a Global Note deposited with a common depositary for Euroclear Bank SA/NV and Clearstream Banking S.A. for each issue.

Delivery Date, Time and Location:	11:00 A.M. (London time) on May 18, 2023 at the offices of Sullivan & Cromwell LLP.

Offering Restrictions:	Each of the Underwriters severally represents and warrants to, and agrees with, the offering restrictions set forth in Schedule III hereto.

Additional Terms:	In addition to Paragraph 15 of the Agreement, the obligations of the Underwriters under the Agreement may be terminated by the Representatives, in their absolute discretion, by notice given to and received by the Company prior to the delivery of and payment for the 2025 Notes, if, during the period beginning on the date of the Agreement to and including the Delivery Date, there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis or the declaration by the United States of war or a national emergency or any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which on the financial markets is material and adverse and is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to market such 2025 Notes on the terms and in the manner contemplated by the Prospectus.

-Schedule I-3-

(b) 3.950% Global Notes due 2031

Designation:	€1,000,000,000 3.950% Global Notes due 2031 (the “2031 Notes”)

Principal Amount:	€1,000,000,000

Date of Maturity:	April 30, 2031, at par.

Interest Rate:	3.950% per annum.

Interest Payment Date:	Annually on April 30, commencing on April 30, 2024.

Purchase Price:	99.558%

Price to Public:	99.883%

Reoffer Yield:	3.968%

Underwriting Discount:	0.325%

Redemption Provisions:	The 2031 Notes may be redeemed at any time prior to January 30, 2031, as a whole or in part, at AT&T’s option, at any time and from time to time on at least 5 days’, but not more than 40 days’, prior notice sent to the registered address of each holder of the 2031 Notes to be redeemed. The redemption price will be equal to the greater of (i) 100% of the principal amount of the 2031 Notes to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the sum of the Treasury Rate (as defined below) plus 30 basis points. The 2031 Notes may be redeemed at any time on or after January 30, 2031, as a whole or in part, at AT&T’s option, at any time and from time to time on at least 5 days’, but not more than 40 days’, prior notice sent to the registered address of each holder of the 2031 Notes at a redemption price equal to 100% of the principal amount of the 2031 Notes to be redeemed. AT&T shall calculate the redemption price. In each case, accrued but unpaid interest will be payable to, but excluding, the redemption date.

-Schedule I-4-

“Treasury Rate” means, with respect to any redemption date for the 2031 Notes, the price, expressed as a percentage, at which the gross redemption yield on the 2031 Notes, if they were to be purchased at such price on the third dealing day prior to the date fixed for redemption, would be equal to the gross redemption yield on such dealing day of the Reference Bond on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such dealing day as determined by the Company or an investment bank appointed by the Company.

“Reference Bond” means, in relation to any Treasury Rate calculation, a German government bond whose maturity is closest to the maturity of the 2031 Notes, or if the Company or an investment bank appointed by the Company in its discretion considers that such similar bond is not in issue, such other German government bond as the Company or an investment bank appointed by the Company may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company or an investment bank appointed by the Company, determine to be appropriate for determining the Treasury Rate.

“Remaining Scheduled Payments” means, with respect to each 2031 Note to be redeemed, the remaining scheduled payments of principal of and interest on such 2031 Note that, but for the redemption, would be due after the related redemption date through to the applicable Par Call Date, assuming the applicable series of 2031 Notes matured on the Par Call Date (not including any portion of payments of interest accrued as of the redemption date). If such redemption date is not an interest payment date with respect to such 2031 Note, the amount of the next succeeding scheduled interest payment on such 2031 Note will be reduced by the amount of interest accrued on such 2031 Note to such redemption date.

On and after the redemption date, interest will cease to accrue on the 2031 Notes or any portion of the 2031 Notes called for redemption, unless the Company defaults in the payment of the redemption price and accrued but unpaid interest. On or before the redemption date, the Company will deposit with a paying agent or the Trustee money sufficient to pay the redemption price of and accrued interest on the 2031 Notes to be redeemed on such date. If less than all of the 2031 Notes are to be redeemed, the 2031 Notes to be redeemed shall be selected by the Trustee by lot or pursuant to applicable depositary procedures.

-Schedule I-5-

Form/Clearing Systems:	The 2031 Notes will be issued only in registered, book-entry form. There will be a Global Note deposited with a common depositary for Euroclear Bank SA/NV and Clearstream Banking S.A. for each issue.

Delivery Date, Time and Location:	11:00 A.M. (London time) on May 18, 2023 at the offices of Sullivan & Cromwell LLP.

Offering Restrictions:	Each of the Underwriters severally represents and warrants to, and agrees with, the offering restrictions set forth in Schedule III hereto.

Additional Terms:	In addition to Paragraph 15 of the Agreement, the obligations of the Underwriters under the Agreement may be terminated by the Representatives, in their absolute discretion, by notice given to and received by the Company prior to the delivery of and payment for the 2031 Notes, if, during the period beginning on the date of the Agreement to and including the Delivery Date, there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis or the declaration by the United States of war or a national emergency or any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which on the financial markets is material and adverse and is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to market such 2031 Notes on the terms and in the manner contemplated by the Prospectus.

(c) 4.300% Global Notes due 2034

Designation:	€1,250,000,000 4.300% Global Notes due 2034 (the “2034 Notes”)

Principal Amount:	€1,250,000,000

Date of Maturity:	November 18, 2034, at par.

Interest Rate:	4.300% per annum.

Interest Payment Date:	Annually on November 18, commencing on November 18, 2023.

Purchase Price:	99.564%

Price to Public:	99.924%

Reoffer Yield	4.311%

Underwriting Discount:	0.360%

-Schedule I-6-

Redemption Provisions:

The 2034 Notes may be redeemed at any time prior to August 18, 2034, as a whole or in part, at AT&T’s option, at any time and from time to time on at least 5 days’, but not more than 40 days’, prior notice sent to the registered address of each holder of the 2034 Notes to be redeemed. The redemption price will be equal to the greater of (i) 100% of the principal amount of the 2034 Notes to be redeemed or (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the sum of the Treasury Rate (as defined below) plus 35 basis points. The 2034 Notes may be redeemed at any time on or after August 18, 2034, as a whole or in part, at AT&T’s option, at any time and from time to time on at least 5 days’, but not more than 40 days’, prior notice sent to the registered address of each holder of the 2034 Notes at a redemption price equal to 100% of the principal amount of the 2034 Notes to be redeemed. AT&T shall calculate the redemption price. In each case, accrued but unpaid interest will be payable to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date for the 2034 Notes, the price, expressed as a percentage, at which the gross redemption yield on the 2034 Notes, if they were to be purchased at such price on the third dealing day prior to the date fixed for redemption, would be equal to the gross redemption yield on such dealing day of the Reference Bond on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such dealing day as determined by the Company or an investment bank appointed by the Company.

“Reference Bond” means, in relation to any Treasury Rate calculation, a German government bond whose maturity is closest to the maturity of the 2034 Notes, or if the Company or an investment bank appointed by the Company in its discretion considers that such similar bond is not in issue, such other German government bond as the Company or an investment bank appointed by the Company may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company or an investment bank appointed by the Company, determine to be appropriate for determining the Treasury Rate.

“Remaining Scheduled Payments” means, with respect to each 2034 Note to be redeemed, the remaining scheduled payments of principal of and interest on such 2034 Note that, but for the redemption, would be due after the related redemption date through to the applicable Par Call Date, assuming the applicable series of 2034 Notes matured on the Par Call Date (not including any portion of payments of interest accrued as of the redemption date). If such redemption date is not an interest payment date with respect to such 2034 Note, the amount of the next succeeding scheduled interest payment on such 2034 Note will be reduced by the amount of interest accrued on such 2034 Note to such redemption date.

-Schedule I-7-

On and after the redemption date, interest will cease to accrue on the 2034 Notes or any portion of the 2034 Notes called for redemption, unless the Company defaults in the payment of the redemption price and accrued but unpaid interest. On or before the redemption date, the Company will deposit with a paying agent or the Trustee money sufficient to pay the redemption price of and accrued interest on the 2034 Notes to be redeemed on such date. If less than all of the 2034 Notes are to be redeemed, the 2034 Notes to be redeemed shall be selected by the Trustee by lot or pursuant to applicable depositary procedures.

Form/Clearing Systems:	The 2034 Notes will be issued only in registered, book-entry form. There will be a Global Note deposited with a common depositary for Euroclear Bank SA/NV and Clearstream Banking S.A. for each issue.

Delivery Date, Time and Location:	11:00 A.M. (London time) on May 18, 2023 at the offices of Sullivan & Cromwell LLP.

Offering Restrictions:	Each of the Underwriters severally represents and warrants to, and agrees with, the offering restrictions set forth in Schedule III hereto.

Additional Terms:	In addition to Paragraph 15 of the Agreement, the obligations of the Underwriters under the Agreement may be terminated by the Representatives, in their absolute discretion, by notice given to and received by the Company prior to the delivery of and payment for the 2034 Notes, if, during the period beginning on the date of the Agreement to and including the Delivery Date, there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis or the declaration by the United States of war or a national emergency or any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which on the financial markets is material and adverse and is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to market such 2034 Notes on the terms and in the manner contemplated by the Prospectus.

-Schedule I-8-

Execution Version

SCHEDULE II

Underwriters	Principal Amount of 2025 Notes	Principal Amount of 2031 Notes	Principal Amount of 2034 Notes
Credit Suisse International	€137,000,000	€137,000,000	€171,250,000
Deutsche Bank AG, London Branch	€137,000,000	€137,000,000	€171,250,000
MUFG Securities EMEA plc	€137,000,000	€137,000,000	€171,250,000
Australia and New Zealand Banking Group Limited	€58,900,000	€58,900,000	€73,625,000
Barclays Bank PLC	€58,900,000	€58,900,000	€73,625,000
Banco Bilbao Vizcaya Argentaria, S.A.	€58,900,000	€58,900,000	€73,625,000
BNP Paribas	€58,900,000	€58,900,000	€73,625,000
Commerzbank Aktiengesellschaft	€58,900,000	€58,900,000	€73,625,000
HSBC Bank plc	€58,900,000	€58,900,000	€73,625,000
ICBC Standard Bank Plc	€58,900,000	€58,900,000	€73,625,000
Intesa Sanpaolo S.p.A.	€58,900,000	€58,900,000	€73,625,000
Scotiabank (Ireland) Designated Activity Company	€58,900,000	€58,900,000	€73,625,000
Société Générale	€58,900,000	€58,900,000	€73,625,000
	€1,000,000,000	€1,000,000,000	€1,250,000,000

Total	€3,250,000,000

-Schedule II-1-

Execution Version

SCHEDULE III

OFFERING RESTRICTIONS

General

The Securities are offered for sale in the United States and in jurisdictions outside the United States, subject to applicable law.

Each of the Underwriters has agreed that it will not offer, sell or deliver any of the Securities, directly or indirectly, or distribute the prospectus supplement or the accompanying prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will to the best knowledge and belief of such Underwriter result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Company except as set forth in the Agreement.

United Kingdom

Each Underwriter represents and agrees that it: (i) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Underwritten Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (ii) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Underwritten Securities in, from or otherwise involving the United Kingdom.

Each Underwriter represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Underwritten Securities to any retail investor in the United Kingdom. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended (“EUWA”); or

(b) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA.

European Economic Area

Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Underwritten Securities to any retail investor in the European Economic Area. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

-Schedule III-1-

(b) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Japan

The Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and each of the Underwriters and each of its affiliates has represented and agreed that it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the Securities in or to residents of Japan or to any persons for reoffering or resale, directly or indirectly in Japan or to any resident of Japan, except pursuant to any exemption from the registration requirements of the Securities and Exchange Law available thereunder and in compliance with the other relevant laws and regulations of Japan.

Hong Kong

The Securities may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the Securities may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Singapore

The prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities may not be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 257(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Whether the Securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an

-Schedule III-2-

accredited investor, shares, debentures, and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Securities under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

-Schedule III-3-

Execution Version

SCHEDULE IV

Final Term Sheet

May 11, 2023

€3,250,000,000

AT&T Inc.

€1,000,000,000 3.550% GLOBAL NOTES DUE 2025

€1,000,000,000 3.950% GLOBAL NOTES DUE 2031

€1,250,000,000 4.300% GLOBAL NOTES DUE 2034

ISSUER:	AT&T Inc.

TITLE OF SECURITIES:

€1,000,000,000 aggregate principal amount of 3.550% Global Notes due 2025 (the “2025 Notes”).

€1,000,000,000 aggregate principal amount of 3.950% Global Notes due 2031 (the “2031 Notes”).

€1,250,000,000 aggregate principal amount of 4.300% Global Notes due 2034 (the “2034 Notes” and, together with the 2025 Notes and the 2031 Notes, the “Notes”).

TRADE DATE:	May 11, 2023

SETTLEMENT DATE (T+5*):	May 18, 2023

MATURITY DATE:	November 18, 2025, at par, for the 2025 Notes. April 30, 2031, at par, for the 2031 Notes. November 18, 2034, at par, for the 2034 Notes.

AGGREGATE PRINCIPAL AMOUNT OFFERED:	€1,000,000,000 for the 2025 Notes €1,000,000,000 for the 2031 Notes €1,250,000,000 for the 2034 Notes

REFERENCE EUR MIDSWAP RATE:	2025 Notes: 3.204% 2031 Notes: 2.868% 2034 Notes: 2.911%

REOFFER SPREAD TO EUR MIDSWAP:	2025 Notes: +40 bps 2031 Notes: +110 bps 2034 Notes: +140 bps

REFERENCE GOVERNMENT SECURITY:	2025 Notes: OBL 0.000% due October 10, 2025 2031 Notes: DBR 0.000% due February 15, 2031 2034 Notes: DBR 2.300% due February 15, 2033

-Schedule IV-1-

REFERENCE GOVERNMENT PRICE:	2025 Notes: 94.350% 2031 Notes: 84.940% 2034 Notes: 100.680%

REOFFER SPREAD TO GOVERNMENT SECURITY:	2025 Notes: +115.7 bps 2031 Notes: +184.1 bps 2034 Notes: +209.0 bps

PRICE TO PUBLIC (ISSUE PRICE):	99.888% for the 2025 Notes 99.883% for the 2031 Notes 99.924% for the 2034 Notes

REOFFER YIELD:	2025 Notes: 3.604% 2031 Notes: 3.968% 2034 Notes: 4.311%

FEES	2025 Notes: 15 bps 2031 Notes: 32.5 bps 2034 Notes: 36 bps

PRICE TO AT&T:	99.738% for the 2025 Notes 99.558% for the 2031 Notes 99.564% for the 2034 Notes

NET PROCEEDS:	€997,380,000 for the 2025 Notes €995,580,000 for the 2031 Notes €1,244,550,000 for the 2034 Notes

USE OF PROCEEDS:	AT&T intends to use the proceeds for general corporate purposes, which may include debt repayment.

UNDERWRITERS’ REIMBURSEMENT OF AT&T’S EXPENSES:	Underwriters to reimburse $1,500,000 of AT&T’s expenses.

INTEREST RATE:	2025 Notes: 3.550% per annum. 2031 Notes: 3.950% per annum. 2034 Notes: 4.300% per annum.

INTEREST PAYMENT DATE:

Annually on November 18, commencing on November 18, 2023 for the 2025 Notes.

Annually on April 30, commencing on April 30, 2024 for the 2031 Notes.

Annually on November 18, commencing on November 18, 2023 for the 2034 Notes.

-Schedule IV-2-

DENOMINATIONS:	Minimum of €100,000 and integral multiples of €1,000 in excess thereof.

INDENTURE AND RANKING	The Notes will be issued under an indenture, dated as of May 15, 2013, between AT&T and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes will be AT&T’s unsecured and unsubordinated obligations and will rank pari passu with all other indebtedness issued under the indenture.

OPTIONAL REDEMPTION BY AT&T:	Each series of the Notes may be redeemed at any time prior to the applicable Par Call Date (as set forth in the table below), as a whole or in part, at AT&T’s option, at any time and from time to time on at least 5 days’, but not more than 40 days’, prior notice at a make-whole call equal to the greater of (i) 100% of the principal amount of the Notes of such series to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest assuming the applicable series of Notes matured on the Par Call Date (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the sum of the Treasury Rate plus a number of basis points equal to the applicable Make-Whole Spread (as set forth in the table below), calculated by AT&T. Each series of the Notes may be redeemed at any time on or after the applicable Par Call Date, as a whole or in part, at AT&T’s option, at any time and from time to time on at least 5 days’, but not more than 40 days’ prior notice at a redemption price equal to 100% of the principal amount of such series of Notes to be redeemed. Accrued but unpaid interest will be payable to, but excluding, the redemption date.

	Series	Par Call Date	Make-Whole Spread
	2025 Notes	October 18, 2025	20 bps
	2031 Notes	January 30, 2031	30 bps
	2034 Notes	August 18, 2034	35 bps

TAX GROSS UP:	Comparable to prior AT&T transactions.

TAX CALL:	Comparable to prior AT&T transactions.

ISIN:	2025 Notes: XS2590758400 2031 Notes: XS2590758665 2034 Notes: XS2590758822

-Schedule IV-3-

CUSIP:	2025 Notes: 00206R MQ2 2031 Notes: 00206R MR0 2034 Notes: 00206R MS8

COMMON CODE:	2025 Notes: 259075840 2031 Notes: 259075866 2034 Notes: 259075882

LISTING:	AT&T intends to apply to list the Notes on the New York Stock Exchange.

FORM/CLEARING SYSTEMS:	The Notes will be issued only in registered, book-entry form. There will be a Global Note deposited with a common depositary for Euroclear Bank SA/NV and Clearstream Banking S.A. for each issue.

STABILIZATION:	FCA/ICMA

DAY COUNT FRACTION:	ACTUAL/ACTUAL (ICMA), following, unadjusted

RATINGS:	Moody’s: Baa2 (Stable) S&P: BBB (Stable) Fitch: BBB+ (Stable)

JOINT BOOKRUNNERS:

Credit Suisse International

Deutsche Bank AG, London Branch

MUFG Securities EMEA plc

Australia and New Zealand Banking

Barclays Bank PLC

Banco Bilbao Vizcaya Argentaria, S.A.

BNP Paribas

Commerzbank Aktiengesellschaft

HSBC Bank plc

ICBC Standard Bank Plc

Intesa Sanpaolo S.p.A.

Scotiabank (Ireland) Designated Activity Company

Société Générale

REFERENCE DOCUMENT:	Prospectus Supplement, dated May 11, 2023; and Prospectus, dated March 2, 2022

*

Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or on the next two business days will be required, by virtue of the fact that the

-Schedule IV-4-

Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING CREDIT SUISSE INTERNATIONAL AT 1-800-221-1037, DEUTSCHE BANK AG, LONDON BRANCH AT 1-800-503-4611 OR MUFG SECURITIES EMEA PLC AT 1-877-649-6848.

MiFID II and UK MiFIR—professionals/ECPs-only / No PRIIPs or UK PRIIPs KID – Manufacturer target market (MIFID II and UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in EEA or UK.

This term sheet, the prospectus, the prospectus supplement and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This document and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order or (iii) are outside the United Kingdom (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this term sheet, the prospectus, the prospectus supplement and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this term sheet, the prospectus or the prospectus supplement or any of their contents.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM. A SECURITIES RATING IS NOT A RECOMMENDATION TO BUY, SELL OR HOLD SECURITIES AND MAY BE REVISED OR WITHDRAWN AT ANY TIME.

-Schedule IV-5-

Execution Version

EXHIBIT A

AT&T INC.

DELAYED DELIVERY CONTRACT

______________, 20___

AT&T Inc.

208 S. Akard Street

Dallas, Texas 75202

Ladies and Gentlemen:

The undersigned hereby agrees to purchase from AT&T Inc., a Delaware corporation (the “Company”), and the Company hereby agrees to sell to the undersigned, €[•] principal amount of the Company’s above-captioned securities (“Securities”), offered by the Company’s prospectus, dated , as supplemented by the prospectus supplement, dated (collectively, the “Prospectus”), receipt of a copy of which is hereby acknowledged, at a purchase price of % of the principal amount thereof plus accrued interest from to the Delivery Date (as defined in the next paragraph) and on the further terms and conditions set forth in this Contract.

Payment for and delivery of the Securities to be purchased by the undersigned shall be made on ______________, 20___, herein called the “Delivery Date”.

At 10:00 A.M., New York time, on the Delivery Date, the Securities to be purchased by the undersigned hereunder will be delivered by the Company to the undersigned, and the undersigned will accept delivery of such Securities and will make payment to the Company of the purchase price therefore at the office of The Bank of New York Mellon Trust Company, N.A. Payment will be by certified or official bank check or wire transfer payable in Federal (same day) funds settled through the New York Clearing House, or such other Clearing House as the Company may designate, to or upon the order of the Company. The Securities will be delivered in such authorized forms and denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than two full business days prior to the Delivery Date or, if the undersigned fails to make a timely designation in the foregoing manner, in the form of one definitive fully registered certificate representing the Securities in the above principal amount, registered in the name of the undersigned.

This Contract will terminate and be of no further force and effect after ______________, 20___, unless (i) on or before such date it shall have been executed and delivered by both parties hereto and (ii) the Company shall have sold to the Underwriters named in the Prospectus the Immediate Delivery Underwritten Securities (as defined in the Underwriting Agreement referred to in the Prospectus). The Company will mail or deliver to the undersigned at its address set forth below a notice to that effect, stating the date of the occurrence thereof, accompanied by copies of the opinion of counsel for the Company delivered to such Underwriters pursuant to Paragraph 15(d) of the Underwriting Agreement.

-Exhibit A-1-

The obligation of the undersigned to accept delivery of and make payment for the Securities on the Delivery Date will be subject to the condition that the Securities shall not, on the Delivery Date, be an investment prohibited by the laws of the jurisdiction to which the undersigned is subject, the undersigned hereby representing that such an investment is not so prohibited on the date hereof.

This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors but will not be assignable by either party hereto without the written consent of the other.

This Contract may be executed by any of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

It is understood that acceptance of any Delayed Delivery Contract (as defined in said Underwriting Agreement) is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

Very truly yours,

By

Title

Address

Accepted as of , 20___

AT&T INC.

By
Title:

-Exhibit A-2-